Exhibit 10.3

AMENDMENT TO INDEMNIFICATION AGREEMENT

THIS AMENDMENT TO INDEMNIFICATION AGREEMENT (“Amendment”), dated this 1st day of August 2021, is made and entered into by and among PQ Group Holdings Inc., a Delaware corporation (the “Company”), PQ Holdings Inc., a Delaware corporation, CPQ Midco I Corporation, a Delaware corporation (together with PQ Holdings Inc., the “Intermediate Holdcos”), PQ Corporation, a Pennsylvania corporation (“Opco”), Eco Services Operations Corp., a Delaware corporation (“Eco”, and together with the Company, the Intermediate Holdcos, and Opco, the “Indemnitor Companies”), Ecovyst Catalyst Technologies LLC, a Delaware limited liability company (“Ecovyst”), and [NAME OF INDEMNITEE] (“Indemnitee”).

WHEREAS, the Indemnitor Companies and Indemnitee entered into that certain Indemnification Agreement, dated as of September 28, 2017, as amended (the “Indemnification Agreement”);

WHEREAS, in connection with that certain Stock Purchase Agreement, dated February 28, 2021, by and between the Company and Sparta Aggregator L.P. (the “SPA”), the Indemnitor Companies, Ecovyst and Indemnitee now desire to amend the Indemnification Agreement as set forth herein; and

WHEREAS, pursuant to Section 18 of the Indemnification Agreement, the amendments contemplated by the Indemnitor Companies, Ecovyst, and Indemnitee must be contained in a written agreement signed by all parties to the Indemnification Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be bound as set forth herein, agree as follows:

1.Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Indemnification Agreement.

2.Replacement of Defined Terms. The defined terms PQ Company, PQ Companies, PQ Entity, and PQ Entities in the Indemnification Agreement are hereby replaced in each instance with the terms “Ecovyst Company”, “Ecovyst Companies”, “Ecovyst Entity”, and “Ecovyst Entities”, respectively.

3.Addition of Ecovyst as a Party to the Indemnification Agreement. Ecovsyt is hereby added as a party to the Indemnification Agreement and assumes all of the rights and obligations of an Ecovyst Company under the Indemnification Agreement (as amended in accordance with Section 2 hereof).

4.Removal of Opco as a Party to the Indemnification Agreement Contingent Upon the Closing.

(a) Effective as of the Closing (as defined in the SPA), without any further action on the part of any party hereto, the Indemnification Agreement shall be amended by removing Opco as a party thereto and, for the avoidance of doubt, Opco shall have no rights, benefits, liabilities or obligations under the Indemnification Agreement, whether to (i) the Indemnitee or (ii) the Company, the Intermediate Holdcos, Eco and/or Ecovyst (collectively, the “Remaining Indemnitors”). Further, the Remaining Indemnitors and Indemnitee each agree that, effective automatically upon the Closing, without any further action on the part of any party hereto, Opco shall be released and discharged from any and all liabilities or obligations under the Indemnification Agreement. In connection with the release and discharge of Opco provided for in this Section 4(a), the Remaining Indemnitors agree that Indemnitee may seek to enforce the Indemnification Agreement solely and exclusively against the Remaining Indemnitors and not against Opco, and the Indemnitee agrees that he or she shall not seek to enforce the Indemnification Agreement against Opco and shall seek to enforce the Indemnification Agreement only against the Remaining Indemnitors.

(b) Notwithstanding anything to the contrary set forth in this Amendment, the parties hereto acknowledge and agree that the effectiveness of Section 4 of this Amendment is contingent upon the Closing and that Section 4 of this Amendment shall automatically be null, void and of no force and effect in the event that the SPA is terminated prior to the Closing in accordance with Section 10.1 of the SPA.

5.Confirmation; Full Force and Effect. The Remaining Indemnitors and Indemnitee each acknowledge and agree that the removal of Opco from the Indemnification Agreement shall have no effect on their respective liabilities or obligations thereunder except as specifically set forth herein. In addition, the Indemnification Agreement, as amended hereby, shall remain binding upon each of the parties thereto and shall remain in full force and effect in accordance with its terms. Each of the Remaining Indemnitors and Indemnitee expressly ratifies and reaffirms their respective obligations under the Indemnification Agreement as amended hereby.

6.Insurance Not Affected. For the avoidance of doubt, the parties hereto agree that nothing in this Amendment is intended to, or shall, affect the rights of Indemnitee under any applicable director and officer liability insurance policy maintained by any Ecovyst Company.

7.Entire Agreement. The Indemnification Agreement, as amended hereby, constitutes the entire understanding agreement among the parties with respect to the subject matter hereof and supersedes any prior written or oral agreements or understandings of the parties hereto with respect to such matter.

8.Counterparts. This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same agreement. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

9.Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules.

[Remainder of the Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

The Company:	PQ GROUP HOLDINGS INC.
By: ____________________________________
Name: Joseph S. Koscinski
Title: Vice President and General Counsel

Intermediate Holdcos:	PQ HOLDINGS INC.
By: ____________________________________
Name: Joseph S. Koscinski
Title: Vice President and General Counsel

CPQ MIDCO I CORPORATION
By: ____________________________________
Name: Joseph S. Koscinski
Title: Vice President

Opco:	PQ CORPORATION
By: ____________________________________
Name: Joseph S. Koscinski
Title: Vice President and General Counsel

Eco:	ECO SERVICES OPERATIONS CORP.
By: ____________________________________
Name: Joseph S. Koscinski
Title: Vice President and General Counsel

Ecovyst:	ECOVYST CATALYST TECHNOLOGIES LLC
By: ____________________________________
Name: Joseph S. Koscinski
Title: Vice President and General Counsel

Indemnitee:	________________________________________
Name: [NAME OF INDEMNITEE]